EXHIBIT 10.21

ALPHA NATURAL RESOURCES, INC.
2005 LONG-TERM INCENTIVE PLAN

PERFORMANCE SHARE AWARD AGREEMENT
(FOR EMPLOYEES)

This Performance Share Award Agreement set forth below (this "Agreement") is dated as of the grant date (the "Grant Date") set forth on the applicable Summary of Performance Share Grant and is between Alpha Natural Resources, Inc., a Delaware corporation ("Alpha"), and the individual named on the Summary of Performance Share Grant (the "Award Recipient"). The Award Recipient may view or obtain a copy of the Award Recipient's Summary of Performance Share Grant document by accessing Smith Barney Benefit Access at www.benefitaccess.com.

Alpha has established its 2005 Long-Term Incentive Plan (the "Plan") to advance the interests of Alpha and its stockholders by providing incentives to certain eligible persons who contribute significantly to the strategic and long-term performance objectives and growth of Alpha and any parent, subsidiary or affiliate of Alpha. All capitalized terms not otherwise defined in this Agreement have the same meaning given such capitalized terms in the Plan.

Pursuant to the provisions of the Plan, the Committee or its Designated Administrator has full power and authority to direct the execution and delivery of this Agreement in the name and on behalf of Alpha, and has authorized the execution and delivery of this Agreement.

Agreement

The parties agree as follows:

Section 1. Performance Share Award. Subject to and pursuant to all terms and conditions stated in this Agreement and in the Plan, as of the Grant Date, Alpha hereby makes a Performance Grant to Award Recipient in the form of performance shares ("Performance Shares"). Each Performance Share awarded under this Agreement shall represent a right to receive one Share of Alpha's Common Stock, par value $0.01 per share (the "Common Stock"), to the extent such Performance Share is earned pursuant to the terms of this Agreement. The shares of Common Stock to be issued and delivered to Award Recipient, if any, pursuant to the Performance Shares awarded under this Agreement, including shares of capital stock, if any, issued from time to time with respect to such shares of Common Stock as a result of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization are referred to in this Agreement as the “Share(s).”

Section 2. Performance Shares. The target number of Performance Shares covered by this Agreement (the "Target Award") is set forth on the Summary of Performance Share Grant. The maximum number of Performance Shares that may be earned pursuant to this Agreement (the "Maximum Award") is set forth on the Summary of Performance Share Grant.

Section 3. Performance Period. The "Performance Period" means the performance period as set forth on the Summary of Performance Share Grant.

Section 4.  Performance Measures.  Subject to the provisions of this Agreement and the Summary of Performance Share Grant, Alpha shall issue and deliver to the Award Recipient one (1) Share for each whole Performance Share that is earned in accordance with the performance schedule(s) set forth on the Summary of Performance Share Grant; provided, however, that the Committee may reduce the number of Performance Shares earned under this Award, but in no event may the Committee increase the number of Performance Shares earned under this Award beyond the performance levels achieved.

Section 5.  Delivery of Shares. Unless the Award Recipient has elected to defer receipt of the Shares in accordance with Section 6, and except as otherwise provided in this Agreement and subject to satisfaction of the applicable tax withholding requirements set forth in Section 9, Alpha shall cause stock certificate(s) representing the number of Shares earned and determined under Section 4 to be issued to the Award Recipient on the sixtieth (60th) business day following the end of the Performance Period, or as soon as administratively feasible thereafter (but in no event later than the 15th day of the third month following the date on which such Shares are earned); provided, however, that: (i) absent a Change of Control (as defined below), no certificate(s) for Shares shall be delivered with respect to Performance Shares until the Committee has certified in writing that the applicable performance targets set forth on the Summary of Performance Grant and other material terms of this Agreement have been achieved and (ii) Alpha shall not deliver stock certificate(s) representing Shares if the Committee or Designated Administrator or other authorized agent determines, in its or his sole discretion, that the issuance of such certificate(s) would violate the terms of the Plan, this Agreement or applicable law.

Section 6.  Deferral of Shares. The Award Recipient may elect in writing on or before the date that is six (6) months prior to the end of the Performance Period, or such earlier date as may be designated by Alpha (the "Latest Deferral Date") in order to satisfy the deferral election requirements of Section 409A of the Internal Revenue Code, as amended (the "Code"), to defer the issuance and delivery of all or a part of the Shares earned, provided that in no event may an election to defer performance-based compensation be made after such compensation has become both substantially certain to be paid and readily ascertainable. Any such election shall: (1) specify the date of issuance for the earned Shares, which shall not be earlier than the first anniversary of the original payment date or such other minimum deferral period as may be designated by the Company in order to satisfy the deferral election requirements of Section 409A of the Code; and (2) comply with all other applicable deferral election requirements of Section 409A of the Code.

Section 7. Termination of Employment/Change of Control:

(a)    Except as set forth in this Section 7 or as otherwise provided in a Company plan applicable to Award Recipient or an agreement between the Award Recipient and the Company, if any, if (i) Award Recipient ceases to be employed by the Company for any reason prior to the end of the Performance Period, or (ii) Award Recipient breaches the confidentiality covenant as described in Section 12, then effective at the close of business on the date the Award Recipient ceases to be employed by the Company, or the date the Award Recipient breaches the confidentiality covenant as described in Section 12 hereof, as applicable, all of Award Recipient’s Performance Shares covered by this Agreement, whether earned or unearned, shall be automatically cancelled and forfeited in their entirety without any further obligation on the part of Alpha, such that Alpha shall not be obligated to issue any Shares or any other compensation to Award Recipient with respect to such cancelled and forfeited Performance Shares.

(b)     Unless otherwise provided in a Company plan applicable to Award Recipient or an agreement between the Award Recipient and the Company, if any, if during the Performance Period (i) the Award Recipient ceases to be employed by the Company as a result of Award Recipient's Permanent Disability (as defined below) or death, (ii) the Award Recipient's employment is terminated by the Company other than for Cause (as defined below), or (iii) the Award Recipient ceases to be employed by the Company as a result of Award Recipient's Retirement (as defined below), the Award Recipient shall be entitled to receive a prorated portion of the Performance Shares to the extent earned pursuant to Section 4 above, determined at the end of the Performance Period and based on the ratio of the number of complete months the Award Recipient is employed or serves during the Performance Period to the total number of months in the Performance Period. Any Shares to which Award Recipient becomes entitled to receive pursuant to the preceding sentence will be issued and delivered to Award Recipient in accordance with the provisions of Sections 5 and 6 of the Agreement; provided, that any payments due on the Award Recipient's death shall be paid to the Award Recipient's estate.

(c)    In the event that a Change of Control occurs prior to the end of the Performance Period, the Performance Shares that have not been previously cancelled and forfeited shall become fully vested and payable at the Target Award level (and the Performance Period shall thereafter be deemed to have terminated). Payment of any amount pursuant to the preceding sentence may be made in cash and/or securities or other property, in the Committee's discretion, and will be made contemporaneous with the consummation of the Change of Control.

(d)    For purposes of this Agreement and unless otherwise defined in a Company plan applicable to Award Recipient or an agreement between the Award Recipient and the Company, if any, the following terms shall have the following meanings: (i) a "Change of Control" shall mean (A) any merger, consolidation or business combination in which the stockholders of Alpha immediately prior to the merger, consolidation or business combination do not own at least a majority of the outstanding equity interests of the surviving parent entity, (B) the sale of all or substantially all of Alpha's assets in a single transaction or a series of related transactions, (C) the acquisition of beneficial ownership or control of (including, without limitation, power to vote) a majority of the outstanding Common Shares by any person or entity (including a "group" as defined by or under Section 13(d)(3) of the Exchange Act), (D) the stockholders of Alpha approve any plan for the dissolution or liquidation of Alpha, or (E) a contested election of directors, as a result of which or in connection with which the persons who were directors of Alpha before such election or their nominees cease to constitute a majority of the Board; (ii) the term "Permanent Disability" shall mean Award Recipient's physical or mental incapacity to perform his or her usual duties with such condition likely to remain continuously and permanently as determined by the Company; (iii) the term "Cause" shall mean "Employer Cause" as set forth in any employment agreement between the Award Recipient and the Company or, in the absence of such an agreement, "Cause" as defined by the Company’s employment policies in effect at the time of termination; and (iv) the term "Retirement" shall mean Award Recipient's retirement at Alpha’s normal retirement age, as prescribed from time to time by Alpha’s employment or retirement policies then in effect, or retirement under circumstances approved by the Committee (either before or after retirement).

Section 8. Limitation of Rights; Investment Representation. Except as otherwise provided in the Plan or this Agreement, no holder of Performance Shares shall be, or have any of the rights or privileges of, a stockholder of Alpha with respect to any Shares unless and until certificates representing such Shares shall have been issued in such person’s name. Prior to actual receipt of the Shares under this Award, Award Recipient may not transfer any interest in the Award or the underlying Shares. Award Recipient acknowledges and agrees that the Shares which Award Recipient acquires pursuant to this Agreement, if any, shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws, and shall not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state. Any attempt to transfer the Performance Shares or Shares in violation of this Section or the Plan shall render this Award of Performance Shares null and void.

Section 9.  Income Taxes.  Award Recipient acknowledges that any income for federal, state or local income tax purposes that Award Recipient is required to recognize on account of the issuance and delivery of Shares to Award Recipient shall be subject to withholding of tax by the Company. Award Recipient agrees that the Company may either withhold an appropriate amount from any compensation (including the Shares) or any other payment of any kind then payable or that may become payable to Award Recipient, or require Award Recipient to make a cash payment to the Company equal to the amount of withholding required in the opinion of the Company. In the event Award Recipient does not make such payment when requested, the Company may refuse to issue or cause to be delivered any Shares under this Agreement or any other incentive plan agreement entered into by Award Recipient and the Company until such payment has been made or arrangements for such payment satisfactory to the Company have been made.

Section 10.  Rights to Continued Employment.   Neither the Plan nor this Agreement shall be deemed to give Award Recipient any right to continue to be employed by the Company, nor shall the Plan or the Agreement be deemed to limit in any way the Company's right to terminate the employment of the Award Recipient at any time.

Section 11.  Further Assistance. Award Recipient will provide assistance reasonably requested by the Company in connection with actions taken by Award Recipient while employed by the Company, including, but not limited to, assistance in connection with any lawsuits or other claims against the Company arising from events during the period in which Award Recipient was employed.

Section 12.  Confidentiality.  Award Recipient acknowledges that the business of the Company is highly competitive and that the Company's strategies, methods, books, records, and documents, technical information concerning their products, equipment, services, and processes, procurement procedures and pricing techniques, the names of and other information (such as credit and financial data) concerning former, present or prospective customers and business affiliates, all comprise confidential business information and trade secrets which are valuable, special, and unique assets which the Company uses in their business to obtain a competitive advantage over competitors. Award Recipient further acknowledges that protection of such confidential business information and trade secrets against unauthorized disclosure and use is of critical importance to the Company in maintaining its competitive position. Award Recipient acknowledges that by reason of Award Recipient's duties to and association with the Company, Award Recipient has had and will have access to and has and will become informed of confidential business information which is a competitive asset of the Company. Award Recipient hereby agrees that Award Recipient will not, at any time during or after employment, make any unauthorized disclosure of any confidential business information or trade secrets of the Company, or make any use thereof, except in the carrying out of employment responsibilities. Award Recipient shall take all necessary and appropriate steps to safeguard confidential business information and protect it against disclosure, misappropriation, misuse, loss and theft. Confidential business information shall not include information in the public domain (but only if the same becomes part of the public domain through a means other than a disclosure prohibited hereunder). The above notwithstanding, a disclosure shall not be unauthorized if (i) it is required by law or by a court of competent jurisdiction or (ii) it is in connection with any judicial, arbitration, dispute resolution or other legal proceeding in which Award Recipient's legal rights and obligations as an employee or under this Agreement are at issue; provided, however, that Award Recipient shall, to the extent practicable and lawful in any such events, give prior notice to the Company of Award Recipient's intent to disclose any such confidential business information in such context so as to allow the Company an opportunity (which Award Recipient will not oppose) to obtain such protective orders or similar relief with respect thereto as may be deemed appropriate. Any information not specifically related to the Company would not be considered confidential to the Company. In addition to any other remedy available at law or in equity, in the event of any breach by Award Recipient of the provisions of this Section 12 which is not waived in writing by the Company, all vesting of the Performance Shares shall cease effective upon the occurrence of the actions or inactions by Award Recipient constituting a breach by Award Recipient of the provisions of this Section 12.

Section 13.  Binding Effect; No Third Party Beneficiaries.  This Agreement shall be binding upon and inure to the benefit of the Company and Award Recipient and their respective heirs, representatives, successors and permitted assigns. This Agreement shall not confer any rights or remedies upon any person other than the Company and the Award Recipient and their respective heirs, representatives, successors and permitted assigns. The parties agree that this Agreement shall survive the issuance of the Shares.

Section 14.  Agreement to Abide by Plan; Conflict between Plan and Agreement.  The Plan is hereby incorporated by reference into this Agreement and the Plan and Summary of Performance Share Grant are made a part hereof as though fully set forth in this Agreement. Award Recipient, by execution of this Agreement, (i) represents that he or she is familiar with the terms and provisions of the Plan and the Summary of Performance Share Grant, and (ii) agrees to abide by all of the terms and conditions of this Agreement, the Summary of Performance Share Grant and the Plan. Award Recipient accepts as binding, conclusive and final all decisions or interpretations of the Designated Administrator of the Plan upon any question arising under the Plan, this Agreement (including, without limitation, the date of any termination of Award Recipient's employment with the Company) and the Summary of Performance Share Grant. In the event of any conflict between the Plan and this Agreement or the Summary of Performance Share Grant, the Plan shall control and this Agreement and/or the Summary of Performance Share Grant shall be deemed to be modified accordingly, except to the extent that the Plan gives the Designated Administrator the express authority to vary the terms of the Plan by means of this Agreement or the Summary of Performance Share Grant, in which case, this Agreement and/or the Summary of Performance Share Grant shall govern.

Section 15.  Entire Agreement.  Except as otherwise provided herein, in any Company plan applicable to the Award Recipient, or in any other agreement between Award Recipient and the Company, this Agreement, the Plan, and the Summary of Performance Share Grant which Award Recipient has reviewed and accepted in connection with the grant of the Performance Shares reflected by this Agreement, constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter of this Agreement.

Section 16.  Choice of Law.  To the extent not superseded by federal law, the laws of the state of Delaware (without regard to the conflicts laws of Delaware) shall control in all matters relating to this Agreement and any action relating to this Agreement must be brought in State and Federal Courts located in the Commonwealth of Virginia.

Section 17.  Notice.  All notices, requests, demands, claims, and other communications under this Agreement shall be in writing. Any notice, request, demand, claim, or other communication under this Agreement shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient at the address set forth below the recipient's signature to this Agreement. Either party to this Agreement may send any notice, request, demand, claim, or other communication under this Agreement to the intended recipient at such address using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either party to this Agreement may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner set forth in this section.

Section 18.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 19. Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto, or as otherwise provided under the Plan. Notwithstanding, Alpha may, in its sole discretion and without the Award Recipient's consent, modify or amend the terms of this Agreement, impose conditions on the timing and effectiveness of the issuance of the Common Shares, or take any other action it deems necessary or advisable, to cause this Award to comply with Section 409A of the Code (or an exception thereto). Award Recipient recognizes and acknowledges that Section 409A of the Code may impose upon the Award Recipient certain taxes or interest charges for which the Award Recipient is and shall remain solely responsible.

Section 20. Acknowledgements.

(a)    By accepting this Award of Performance Shares, the Award Recipient acknowledges receipt of a copy of the Plan, the Summary of Performance Share Grant and the prospectus relating to this Award of Performance Shares, and agrees to be bound by the terms and conditions set forth in this Agreement, the Summary of Performance Share Grant and the Plan, as in effect and/or amended from time to time.

(b)    The Plan and related documents, which may include but do not necessarily include the Plan prospectus, this Agreement and financial reports of the Company, may be delivered to you electronically.  Such means of delivery may include but do not necessarily include the delivery of a link to a Company intranet site or the internet site of a third party involved in administering the Plan, the delivery of the documents via e-mail or CD-ROM or such other delivery determined at the Designated Administrator’s discretion. Both Internet Email and the World Wide Web are required in order to access documents electronically.

(c)    Award Recipient acknowledges that, by receipt of this Award, Award Recipient has read this Section 20 and consents to the electronic delivery of the Plan and related documents, as described in this Section 20.  Award Recipient acknowledges that Award Recipient may receive from the Company a paper copy of any documents delivered electronically at no cost if Award Recipient contacts the Vice President of Human Resources of the Company by telephone at (276) 619-4410 or by mail to One Alpha Place, P.O. Box 2345, Abingdon, VA 24212.  Award Recipient further acknowledges that Award Recipient will be provided with a paper copy of any documents delivered electronically if electronic delivery fails.